Exhibit 99.1

February 7, 2013

FROM:

C.H. Robinson Worldwide, Inc.

14701 Charlson Road

Eden Prairie, Minnesota 55347

Tim Gagnon, director of investor relations (952) 683-5007

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE DECLARES QUARTERLY CASH DIVIDEND

MINNEAPOLIS, February 7, 2013 — C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) (Nasdaq: CHRW) announced that its Board of Directors today declared a regular quarterly cash dividend of 35 cents ($0.35) per share, payable on March 29, 2013, to shareholders of record on March 1, 2013.

C.H. Robinson has distributed regular dividends for more than twenty-five years. As of February 7, 2013, there were approximately 161,293,869 shares outstanding.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 42,000 customers through a network of 250 offices in North America, Europe, Asia, South America, the Middle East, and Australia. C.H. Robinson is one of the largest third-party logistics companies in the world, with 2012 total revenues of $11.3 billion. For more information about our company, visit our Web site at www.chrobinson.com.

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